UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

The Board of Directors of Anavex Life Sciences Corp., a Nevada corporation (the “Company”) previously approved the Company’s 2015 Omnibus Incentive Plan. On May 6, 2016, at a meeting of stockholders (the “Meeting”) as described in the proxy statement filed by the Company with the Securities and Exchange Commission on April 1, 2016, the stockholders of the Company ratified the approval of the Company’s 2015 Omnibus Incentive Plan.

The terms and conditions of the 2015 Omnibus Incentive Plan are described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 1, 2016 and are incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Meeting, three (3) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Christopher Missling, Ph.D., Athanasios Skarpelos, Bernd Metzner, Ph.D., Elliot Favus, M.D., and Steffen Thomas, Ph.D., for terms until the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified. The stockholders elected each of the five (5) directors by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Christopher Missling, Ph.D.	6,563,653	76,470	18,175,600
Athanasios Skarpelos	6,493,106	147,017	18,175,600
Bernd Metzner, Ph.D.	6,267,191	372,932	18,175,600
Elliot Favus, M.D.	6,275,907	364,216	18,175,600
Steffen Thomas, Ph.D.	6,570,610	69,513	18,175,600

Proposal No. 2: To ratify the approval and adoption of the 2015 Omnibus Incentive Plan. The stockholders ratified the approval and adoption of the 2015 Omnibus Incentive Plan by the following votes:

Votes For	5,884,670
Votes Against	560,938
Abstentions	194,515
Broker Non-Votes	18,175,600

Proposal No. 3: The stockholders ratified BDO USA, LLP as the Company’s independent registered public accounting firm by the following votes:

Votes For	24,319,246
Votes Against	165,376
Abstentions	331,101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, Ph.D.
Title: Chief Executive Officer

Date: May 10, 2016